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                                                                   Exhibit 10.10

                              SOUNDBITE CORPORATION

                                     [Date]

NAME _____________________________
ADDRESS __________________________
ADDRESS __________________________

          Re: SoundBite Corporation (the "Company") Grant of ISO Stock Option

Dear [Name]: _______________

          The Company is pleased to advise you that its Board of Directors has granted to you a stock option (an "Option"), as provided below, under the SoundBite Corporation 2000 Stock Option Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference.

          1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Board" shall mean the Board of Directors of the Company.

          "Cause" shall mean any act or acts of failure or failure to act by you which the Board determines in its reasonable judgment is or could be injurious to or not in the best interests of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

          "Committee" shall mean the Stock Option Committee, or such other committee (if any) of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

          "Common Stock" shall mean the Company's Common Stock, par value $0.001 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

          "Company" shall mean SoundBite Corporation, a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of SoundBite Corporation as such term is defined in Section 425(f) of the Code.

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          "Disability" shall mean your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

          "Incentive Stock Option" shall mean an option conforming to the requirements of Section 422 of the Code and any successor thereto.

          "Nonqualified Stock Option" shall mean any stock option other than an Incentive Stock Option.

          "Option Shares" shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of any holder other than you (except for the Company and, to the extent that you are permitted to transfer Option Shares pursuant to paragraph 14 or 16 hereof, purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

          "Public Sale" means any sale of Option Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Sale of the Company" shall mean a merger or consolidation effecting a change in control of the Company, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

          "Service Provider" shall have the meaning set forth in the Plan.

          2. Option.

          a. Terms. Your Option is for the purchase of up to [__________] shares of Common Stock (the "Option Shares") at a price per share of [$x.xx] (the "Exercise Price"), payable upon exercise as set forth in paragraph 2(b) below. Your Option shall expire at the close of business on [date 10 years from issuance] (the "Expiration Date"), subject to earlier expiration as provided in paragraph 3(b) below or upon termination of your employment or your relationship as a Service Provider as provided in paragraph 4(b) below. Your Option is intended to be an "incentive stock option" within the meaning of Section 422A of the Code.


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          b. Payment of Option Price. Subject to paragraph 3 below, your Option may be exercised in whole or in part upon payment of an amount (the "Option Price") equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. Payment shall be made in cash (including check, bank draft or money order).

          3. Exercisability/Vesting.

          a. Normal Vesting. Your Option shall fully vest and become exercisable with respect to all of your Option Shares at the time such Option is granted to you. None of your Option Shares shall be vested as of the date your relationship as a Service Provider with the Company began.

          Notwithstanding the foregoing, your Option Shares shall become vested in accordance with the following schedule: 2 and 1/12% of your Option Shares or, if greater, 2 and 1/12% of the Option Shares you would hold assuming the full exercise of your option (rounded to the nearest whole share) shall vest at the end of each calendar month after the date your relationship as a Service Provider began (thereby totaling a four year vesting schedule) if and only if you are, and have been, continuously employed by the Company or acting as a Service Provider from the date of this Agreement through such date; provided that none of your Option Shares shall be vested in the event that your employment with the Company or your relationship as a Service Provider terminates for any reason prior to the first anniversary of the date your relationship as a Service Provider to the Company began. Option Shares which have become vested pursuant to the terms of this Agreement are referred to herein as "Vested Option Shares," and all other Options are referred to herein as "Unvested Option Shares."

          b. Acceleration of Vesting on Sale of the Company. If you have been continuously employed by the Company or have been acting as a Service Provider from the date of this Agreement until a Sale of the Company, the portion of your outstanding Option Shares which have not become vested at the date of such event shall immediately vest and become exercisable with respect to 25% of your Unvested Option Shares (or, if greater, 25% of the Unvested Option Shares you would hold assuming the full exercise of your Options) simultaneously with the consummation of the Sale of the Company. If following a Sale of the Company, you are either involuntarily terminated for reasons other than Cause, or you voluntarily terminate your employment because (i) your responsibilities have been materially reduced or (ii) your cash compensation plan has been reduced by 10% or more, 100% of your Unvested Option Shares (or, if greater, 100% of the Unvested Option Shares you would hold assuming the full exercise of your Options) shall immediately vest upon your termination date. In any event, any portion of your Option which has not been exercised prior to, or in connection with, the Sale of the Company shall be forfeited, unless otherwise determined by the Committee or the Board.

          4. Expiration of Option.

          a. Normal Expiration. In no event shall any part of your Option be exercisable after the Expiration Date set forth in paragraph 2(a) above.

          b. Early Expiration Upon Termination of Employment or Service Provider


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     Relationship. Any portion of your Option that was not vested and exercisable on the date your employment or Service Provider relationship with the Company is terminated shall expire and be forfeited on such date, and any portion of your Option that was vested and exercisable on the date your employment or Service Provider relationship with the Company terminated shall also expire and be forfeited; provided that: (i) if you die or become subject to any Disability, the portion of your Option that is vested and exercisable shall expire 180 days from the date of your death or Disability, but in no event after the Expiration Date, and (ii) if you retire, resign or are discharged by the Company other than for Cause, the portion of your Option that is vested and exercisable shall expire 90 days from the date of your resignation or discharge, but in no event after the Expiration Date.

          5. Procedure for Exercise. You may exercise all or any portion of your Option, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of paragraph 2(b) above. As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires.

You understand that you will be solely responsible for any necessary or desirable filings you may wish to make upon the exercise of your Options (including, without limitation, filing an 83(b) election under the Code) and that the Company will not be responsible for making such filings on your behalf.

          6. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. You represent that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

          7. Non-Transferability of Option. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the


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person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

          8. Conformity with Plan. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

          9. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment or relationship as a Service Provider at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company or as a Service Provider for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment or relationship as a Service Provider (including, but not limited to, termination by the Company without Cause) any portion of your Option that was not previously vested and exercisable shall be forfeited. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in paragraph 11 below.

          10. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

          11. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, reclassification or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.

          12. Right to Purchase Unvested Option Shares Upon Your Termination of Service Provider Relationship.

          a. Repurchase of Unvested Option Shares. If your employment or relationship as a Service Provider with the Company shall terminate, including upon your death, Disability, resignation or termination with or without Cause (the date on which such termination occurs being referred to as the "Termination Date"), then the Company shall have the option to repurchase all or any part of the Unvested Option Shares issued or issuable upon exercise of your Option, whether held by you or by one or more of your transferees, at the price determined in accordance with the provisions of paragraph 13 hereof (the "Repurchase Option").


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          b. Repurchase by Company. The Company may elect to purchase all or any portion of the Unvested Option Shares by delivery of written notice (the "Repurchase Notice") to you or any other holders of the Option Shares within 120 days after the Termination Date. The Repurchase Notice shall set forth the number of Option Shares to be acquired from you and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Unvested Option Shares held by you at the time of delivery of the Repurchase Notice. If the number of Option Shares then held by you is less than the total number of Option Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole shares).

          c. Closing of Repurchase of Unvested Option Shares. The purchase of Option Shares pursuant to this paragraph 12 shall be closed at the Company's executive offices within 20 days after the expiration of the 120-day period referred to in paragraph 12(b). At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in paragraph 13(b) and you and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, accompanied by duly executed stock powers. Any purchaser of Option Shares under this paragraph 12 shall be entitled to receive customary representations and warranties from you and any other selling holders of Option Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers' signatures to be guaranteed by a national bank or reputable securities broker.

          13. Purchase Price for Option Shares.

          a. Purchase Price. The purchase price per share to be paid for the Option Shares purchased by the Company pursuant to paragraph 12 shall for Unvested Option Shares be equal to the Exercise Price for each such Option Share.

          b. Manner of Payment. If the Company elects to purchase all or any part of the Option Shares, including Option Shares held by one or more transferees, the Company shall pay for such shares: (i) first, by certified check or wire transfer of funds to the extent such payment would not cause the Company to violate the General Corporation Law of the State of Delaware and would not cause the Company to breach any agreement to which it is a party relating to the indebtedness for borrowed money or other material agreement; and (ii) thereafter, with a subordinated promissory note of the Company. Such subordinated promissory note shall bear interest at the rate of 8% per annum (which shall be payable annually in cash unless otherwise prohibited), shall have all principal payment due on the fifth anniversary of the date of issuance and shall be subordinated on terms and conditions satisfactory to the holders of the Company's indebtedness for borrowed money. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any indebtedness or obligations owed by you to the Company.


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          14. Restrictions on Transfer of Option Shares.

          a. Transfer of Option Shares. You shall not sell, pledge or otherwise transfer any interest in any Option Shares except pursuant to a Public Sale or the provisions of paragraph 12 or 16 hereof ("Exempt Transfers").

          b. Certain Permitted Transfers. The restrictions contained in this paragraph 14 shall not apply with respect to transfers of Option Shares (i) pursuant to applicable laws of descent and distribution or (ii) among your family group; provided that the restrictions contained in this paragraph 14 shall continue to be applicable to the Option Shares after any such transfer and the transferees of such Option Shares have agreed in writing to be bound by the provisions of this Agreement. Your "family group" means your spouse and descendants.

          c. Termination of Restrictions. The restrictions on the transfer of Option Shares set forth in this paragraph 14 shall continue with respect to each Option Share until the date on which such Option Share has been transferred in a transaction permitted by this paragraph 14(c) (except in a transaction contemplated by paragraph 14(b)); provided in any event the restrictions on transfers set forth in this paragraph 14 shall terminate when the Company has sold shares of its Common Stock pursuant to a public offering registered under the Securities Act.

          15. Additional Restrictions on Transfer.

          a. Restrictive Legend. The certificates representing the Option Shares shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND [NAME] DATED AS OF [DATE] A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          b. Opinion of Counsel. You may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.


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          c. Holdback. You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten Demand Registration or any underwritten Piggyback Registration (as such terms are defined in the Registration Agreement), except as part of such underwritten registration if otherwise permitted.

          16. Sale of the Company.

          a. Consent to Sale of Company. If the Board or the holders of a majority of the common stock then outstanding approve a Sale of the Company (an "Approved Sale"), you shall vote for, consent to, and raise no objections against the Approved Sale of the Company. If the Approved Sale is structured (i) as a merger or consolidation, you shall waive any dissenter's rights, appraisal rights or similar rights in connection with such merger or consolidation, or (ii) as a sale of stock, you shall agree to sell all of your Option Shares, rights to acquire Option Shares and other shares of the Company's capital stock on the terms and conditions approved by the Persons approving such sale. You shall take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company as requested by the Board.

          b. Purchaser Representative. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If you appoint the purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

          c. Termination of Restrictions. The provisions of this paragraph 16 shall terminate when the Company has sold shares of its Common Stock pursuant to a public offering registered under the Securities Act.

          17. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. You acknowledge and agree that money damages would not be an adequate remedy for any breach by you of the provisions of this Agreement and that the Company may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation by you of the provisions of this Agreement.


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          18. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

          19. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

          20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          21. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

          22. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          23. Governing Law. The corporate law of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

          24. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:

          a. If to the Participant:

               NAME _____________________________
               ADDRESS __________________________
               ADDRESS __________________________

          b. If to the Company:

               SoundBite Corporation
               21 B Street
               Burlington, MA 01803
               Attention: President

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.


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          25. Entire Agreement. This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company.

                                     * * * *


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          Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

                                        Very truly yours,

                                        ----------------------------------------


                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------

Enclosures: 1. Extra copy of this Agreement
            2. Copy of the Plan

          The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of                             PARTICIPANT

               , 200
---------------     -                   ----------------------------------------
                                        Name
                                             -----------------------------------